Exhibit 99.1

NEWS

For Immediate Release

GLOBALSTAR ANNOUNCES DELISTING FROM NASDAQ STOCK MARKET

Covington, LA. -- (December 20, 2012) – Globalstar, Inc. (NASDAQ:GSAT), today announced that it received notice from the Listing Qualifications Department of the NASDAQ Stock Market (NASDAQ) that Globalstar’s common stock will be delisted effective at the opening of business on Friday, December 21, 2012. NASDAQ is taking this action due to the Company’s common stock trading below the minimum bid price of $1.00 in excess of the period permitted by NASDAQ listing rules.

As Globalstar previously announced, in September, 2011, NASDAQ notified the Company that its common stock was no longer in compliance with the minimum $1.00 per share bid price requirement for continued listing. As a result of an appeal initiated by the Company, the period for compliance was extended and any delisting was deferred. Globalstar recently requested a further extension of the compliance period and a deferral of delisting, which was declined by NASDAQ in the notice received on December 19, 2012.

Effective Friday, December 21, 2012, the Company anticipates that its common stock will trade over the counter (OTC) under its current symbol, GSAT.

Jay Monroe, Chairman and CEO of Globalstar, Inc., stated, “The board of directors carefully deliberated, over an extended period of time, the advantages and disadvantages of effecting a reverse stock split in order to seek to regain compliance with NASDAQ’s listing qualifications, and decided that doing so was not in the Company’s or its stockholders’ best interests at this time. We remain keenly focused on the execution of our satellite communications and spectrum strategies to drive stockholder value, including completing our fourth Second-Generation satellite launch. We fully intend to seek listing on an accredited exchange as soon as it is feasible to do so.”

About Globalstar, Inc.

Globalstar is a leading provider of mobile satellite voice and data services. Globalstar offers these services to commercial and recreational users in more than 120 countries around the world. The Company's products include mobile and fixed satellite telephones, simplex and duplex satellite data modems and flexible service packages. Many land based and maritime industries benefit from Globalstar with increased productivity from remote areas beyond cellular and landline service. Global customer segments include: oil and gas, government, mining, forestry, commercial fishing, utilities, military, transportation, heavy construction, emergency preparedness, and business continuity as well as individual recreational users. Globalstar data solutions are ideal for various asset and personal tracking, data monitoring and SCADA applications. Note that all SPOT products described in this or any Globalstar press release are the products of Spot LLC, which is not affiliated in any manner with Spot Image of Toulouse, France or Spot Image Corporation of Chantilly, Virginia. SPOT Connect is a trademark of Spot LLC.

For more information regarding Globalstar, please visit Globalstar's web site at www.globalstar.com

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For further media information:

Globalstar, Inc.

Dean Hirasawa

(985) 335-1505

dean.hirasawa@globalstar.com

Safe Harbor Language for Globalstar Releases

This press release contains statements such as, “We fully intend to seek listing on an accredited exchange as soon as it is feasible to do so,” that may be considered to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Forward-looking statements, such as the statements regarding the Company’s ability to develop and expand its business, its anticipated capital spending (including for future satellite procurements and launches), its ability to manage costs, its ability to exploit and respond to technological innovation, the effects of laws and regulations (including tax laws and regulations) and legal and regulatory changes, the opportunities for strategic business combinations and the effects of consolidation in its industry on the Company and its competitors, its anticipated future revenues, its anticipated financial resources, its expectations about the future launches and operational performance of its satellites (including their projected operational lives), the expected strength of and growth prospects for the Company’s existing customers and the markets that it serve, commercial acceptance of its new Simplex products, including its SPOT satellite GPS messenger TM products, problems relating to the ground-based facilities operated by the Company or its independent gateway operators, worldwide economic, geopolitical and business conditions and risks associated with doing business on a global basis and other statements contained in this release regarding matters that are not historical facts, involve predictions.

Any forward-looking statements made in this press release speak as of the date made and are not guarantees of future performance. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and Globalstar undertakes no obligation to update any such statements. Additional information on factors that could influence the Company’s financial results is included in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.